Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(451,611)
Realized Trading Gain (Loss) on Short-Term Investments	1,583
Unrealized Gain (Loss) on Market Value of Futures	594,420
Dividend Income	69
Interest Income	2,888
Total Income (Loss)	$147,349

Expenses
General Partner Management Fees	$5,176
Professional Fees	7,241
Brokerage Commissions	(349)
Non-interested Directors' Fees and Expenses	1,127
Prepaid Insurance Expense	105
NYMEX License Fee	129
Total Expenses	13,429
Expense Waiver	(7,763)
Net Expenses	$5,666
Net Income (Loss)	$141,683

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/16	$10,010,861
Net Income (Loss)	141,683

Net Asset Value End of Month	$10,152,544
Net Asset Value Per Share (150,000 Shares)	$67.68

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612